EXHIBIT 5
Opinion of Counsel

Exhibit 5 - 1

Lansing	Farmington Hills	Grand Rapids
313 S. Washington Square	32300 Northwestern Highway — Suite 230	1700 E. Beltline NE — Suite 200
Lansing MI 48933	Farmington Hills MI 48334	Grand Rapids MI 49525

Marquette	Detroit	Holland
205 S. Front Street — Suite 2D	333 W. Fort Street — 11th Floor	151 Central Avenue — Suite 260
Marquette MI 49855	Detroit MI 48226	Holland MI 49423

Walter S. Foster	Brent A. Titus	Lynwood P. VandenBosch	Michael R. Blum	Paul D. Yared	Nichole J. Derks
1878-1961	Robert E. McFarland	Lawrence Korolewicz	Norman E. Richards	Jennifer B. Van Regenmorter	Robert L. Page, Jr.
Richard B. Foster	Stephen J. Lowney	James B. Doezema	Jonathan J. David	Thomas R. TerMaat	Patricia J. Scott
1908-1996	Jean G. Schtokal	Francis G. Seyferth	Nicholas B. Missad	Ryan E. Lamb	Lindsey E. Bosch
Theodore W. Swift	Brian G. Goodenough	Anne M. Seurynck	Frank H. Reynolds	Todd W. Hoppe	Nicholas M. Oertel
1928-2000	Matt G. Hrebec	Richard L. Hillman	Kirsten M. McNelly	John W. Inhulsen	Erica E.L. Huddas
John L. Collins	Eric E. Doster	Steven L. Owen	Joseph E. Kozely	Amanda Garcia-Williams	Nicole E. Stratton
1926-2001	Melissa J. Jackson	Jennifer Kildea Dewane	Pamela C. Dausman	Zachary W. Behler	Timothy P. Burkhard
	Steven H. Lasher	John P. Nicolucci	Andrew C. Vredenburg	Derek A. Walters	Janene McIntyre
Webb A. Smith	Nancy L. Kahn	Francis C. Flood	John M. Kamins	Alexander A. Ayar	David R. Russell
Allan J. Claypool	Deanna Swisher	Michael D. Homier	Dana M. Bennett	Johanna M. Novak	Mindi M. Johnson
Gary J. McRay	Alan G. Gilchrist	Keith A. Castora	Jack A. Siebers	Joshua K. Richardson
Stephen I. Jurmu	Thomas R. Meagher	Randall L. Harbour	Glen A. Schmiege	Cole M. Young	Of Counsel
Scott A. Storey	Douglas A. Mielock	David M. Lick	Michael G. Harrison	Joel C. Farrar	Lawrence B. Lindemer
Charles A. Janssen	Scott A. Chernich	Rebecca S. Davies	Frederick B. Bellamy	Samuel J. Frederick	David VanderHaagen
Charles E. Barbieri	Donald E. Martin	Scott H. Hogan	Gilbert M. Frimet	Sheralee S. Hurwitz	Allan O. Maki
James B. Jensen, Jr.	Paul J. Millenbach	Richard C. Kraus	Mark J. Colon	Andrew W. Erlewein
Scott L. Mandel	Dirk H. Beckwith	Benjamin J. Price	Peter R. Tolley	Laura J. Garlinghouse
Michael D. Sanders	Brian J. Renaud	Ronald D. Richards, Jr.	Craig R. Petersen	Anna K. Gibson
Sherry A. Stein	Bruce A. Vande Vusse	Frank T. Mamat	Steven A. Haney, Sr.	Liza C. Moore

Writer’s Direct Phone: 517-371-8100	Fax: 517-371-8200	Reply To: Lansing
October 1, 2010
Isabella Bank Corporation
401 N. Main St.
Mt. Pleasant, MI 48858
Ladies and Gentlemen:

RE:	Isabella Bank Corporation
Registration Statement on Form S-3
You have requested our opinion as counsel to Isabella Bank Corporation, a Michigan corporation, in connection with a Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on Form S-3. The Registration Statement relates to the offering of 250,000 shares of Isabella Bank Corporation common stock to be issued to stockholders in connection with the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan, as amended.
Based upon such examination and upon examination of such other instruments and records as we deem necessary, we are of the opinion that:
1. The Corporation has been duly incorporated under the laws of the state of Michigan, and is validly existing and in good standing under the laws of that state.
2. The 250,000 shares of common stock covered by the Registration Statement have been legally authorized; and when such shares have been duly delivered to stockholders against payment therefore as contemplated by the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan, such shares will be legally issued, fully paid and nonassessable.
This opinion is furnished for use as an Exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us in the Prospectus under the heading “Legal Opinion”.
FOSTER, SWIFT, COLLINS & SMITH, P.C.

Exhibit 5 - 2